Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ainos, Inc. of our report dated March 7, 2025, relating to the financial statements of Ainos, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ KCCW Accountancy Corp.
Diamond Bar, California
April 4, 2025